UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 26, 2014, Verisk Analytics, Inc. (the “Company”), through its wholly-owned subsidiary, Insurance Services Office, Inc. (the “Buyer”), entered into an Amendment (“Amendment No. 2”) to that certain Agreement and Plan of Merger dated January 14, 2014 (the “Merger Agreement”) among the Company, the Buyer, ISO Merger Sub I, Inc., EagleView Technology Corporation and Fortis Advisors LLC, as the stockholders’ representative, as previously amended by that certain Amendment dated May 5, 2014 (“Amendment No. 1”). Pursuant to Amendment No. 2, the date on which either party may terminate the Merger Agreement has been extended from September 30, 2014 to December 31, 2014, and the obligation of the parties to consummate the merger contemplated by the Merger Agreement has been conditioned upon the absence of a voluntary agreement between any of the parties and the Federal Trade Commission pursuant to which such party has agreed not to consummate the merger for any period of time.

We refer you to the full text of the Merger Agreement, which was annexed as Exhibit 10.1 to the Current Report on Form 8-K filed on January 14, 2014, the full text of Amendment No. 1, which was annexed as Exhibit 10.1 to the Current Report on Form 8-K filed on May 5, 2014, and the full text of Amendment No. 2, which is annexed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

The Company will provide further details about the progress of the regulatory clearance process for the merger on its third quarter earnings call scheduled for Wednesday, October 29, 2014.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment dated September 26, 2014 to the Agreement and Plan of Merger dated January 14, 2014 among Verisk Analytics, Inc., Insurance Services Office, Inc., ISO Merger Sub I, Inc., EagleView Technology Corporation and Fortis Advisors LLC, as the stockholders’ representative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: September 29, 2014	By:	/s/ Kenneth E. Thompson
Name: Kenneth E. Thompson
Title: Executive Vice President, General Counsel and Corporate Secretary